UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K
                                    --------

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


                 Date of Earliest Event Reported: June 26, 2000
                          Date of Report July 10, 2000

                         Commission File No.: 000-20201


                            HAMPSHIRE GROUP, LIMITED
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




                  DELAWARE                     06-0967107
           ----------------------   ----------------------------------
          (State of Incorporation) (I.R.S. Employer Identification No.)


                             215 COMMERCE BOULEVARD

                         ANDERSON, SOUTH CAROLINA 29625

                                 (864) 225-6232
          --------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

Item 5.  OTHER EVENTS.
---------------------

     On June 26, 2000, Hampshire Group, Limited (the "Company") publicly announced that its wholly owned subsidiary, Vintage III, Inc. had entered into an agreement to acquire substantially all the assets and business of Item-Eyes, Inc., a privately held sportswear company. A copy of a press release is attached hereto as Exhibit I. Item-Eyes maintains an operation center and sales office/showroom in New York City and a corporate office in Hauppauge, New York.

     The purchase price consists of $13.0 million payable cash, approximately $2.3 million payable in subordinated notes of the Company, and 377,056 shares of common stock of the Company. Vintage III will also be assuming certain liabilities of Item-Eyes, as described in the Asset Purchase Agreement, dated June 26, 2000, a copy of which is attached hereto as Exhibit II. The transaction is subject to usual and customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodina Antitrust Improvements Act of 1976 and is expected to close in the third quarter of 2000.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   HAMPSHIRE GROUP, LIMITED
                                   (Registrant)


Date:    July 10, 2000             /s/ Ludwig Kuttner
     -----------------------       --------------------------------
                                   Ludwig Kuttner
                                   President and
                                   Chief Executive Officer
                                   (Primary Executive Officer)



Date:    July 10, 2000             /s/ Charles W. Clayton
     -----------------------       --------------------------------
                                   Charles W. Clayton
                                   Vice President, Secretary, Treasurer
                                   and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                                    EXHIBITS


 Exhibit No.                           Description
-------------       -----------------------------------------------------
  I                 Press Release dated June 27, 2000 announcing Hampshire
                    Group Limited signing a definitive agreement to acquire
                    Item-Eyes, Inc.

(10)(W) Asset Purchase Agreement dated June 26, 2000 between and among Vintage III, Inc., Item-Eyes, Inc.; and Martin Axman, Marc Abramson, and Ellen Becker

                                                                    EXHIBIT I
HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL:  HAMP
CONTACT: CHARLES W. CLAYTON
PHONE:      (864) 225-6232
FACSIMILE:  (864) 225-4421                         FOR IMMEDIATE RELEASE

                   HAMPSHIRE GROUP TO ACQUIRE ITEM-EYES, INC.

Anderson, SC, June 27, 2000...Hampshire Group, Limited announced today that it has signed a definitive agreement to acquire Item-Eyes, Inc., a privately held sportswear company with sales in 1999 of approximately $100 million. The purchase price is approximately $18.5 million, in cash, notes and common stock, plus assumption of certain liabilities. The transaction is expected to close in the third quarter.

     Item-Eyes was founded in 1979 and is a designer and marketer of "missy" moderate-price, related separates. It sells blazers, skirts, pants, sweaters and blouses under its own Requirements(R) label and under private labels.

     Item-Eyes will be operated as a subsidiary of Hampshire Group, and the acquired company's three current owners, Mr. Marty Axman, Mr. Marc Abramson and Ms. Ellen Becker, will continue in their current roles after the acquisition. Eugene Warsaw, President and Chief Executive Officer of Hampshire Designers, Inc., said, "Item-Eyes participates in one of the largest product categories within the apparel industry, and we believe its related separates business is an excellent complement to our Designers Originals sweater business."

     "We are very excited about the added growth potential for our Company following the Item-Eyes acquisition," added Ludwig Kuttner, Chairman and Chief Executive Officer of Hampshire Group. "The combination of the two companies will allow us to better serve our customers by offering the benefit of combined global sourcing which will expand the products being offered to retailers nationwide. At the same time, because Item-Eyes is especially strong in the fast-growing, moderate-store segment of the retail industry, we expect to have increased opportunities to expand our business within that segment," he continued.

     The transaction is subject to the usual and customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodina Antitrust Improvements Act of 1976.

     Hampshire Group, Limited is the largest sweater company in North America, producing both branded and private label merchandise. Its investment subsidiary invests principally in commercial real estate, both domestically and internationally.
______________________________________________________________________________
          "Cautionary Disclosure Regarding Forward-Looking Statements"
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in its Form 10-K and other Security and Exchange Commission filings which attempt to advise interested parties of the factors which affect the Company's business.